Exhibit 10.1

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

WHEREAS, Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”) and Matthew Foster (the “Executive”) entered into an Executive Employment Agreement dated as of December 8, 2005 (the “Agreement”); and

WHEREAS, the Company and Executive desire to amend the terms of the Agreement relating to bonus compensation,

NOW, THEREFORE, the Company and Executive agree that Section 3(b) of the Agreement is amended and superseded in its entirety to read as follows:

b)  Bonus Compensation.  As further compensation, the Company may pay to the Executive a bonus of up to fifty percent (50%) of Base Salary each year, at such times and in such amounts as the Board or its Compensation Committee may determine in its discretion based on the Executive’s individual performance and the Company’s overall performance; however, this Agreement will not be construed to require the Board to pay any bonus to the Executive.

IN WITNESS WHEREOF, each of the parties has executed this Amendment, in the case of the Company by its duly authorized officer, as of December 14, 2007.

COMPANY:	ASCENT SOLAR TECHNOLOGIES, INC.

	By:	/s/ ASHUTOSH MISRA

	Name:	Ashutosh Misra

	Title:	VP of Operations and Corporate Affairs

EXECUTIVE:

Matthew Foster